SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-INTEREP NATL RADIO

                     GAMCO INVESTORS, INC.
                                 8/22/03            5,000             2.8500
                                 8/21/03            5,000             2.5800
                                 8/21/03            1,500             2.5000
                                 8/20/03              500             2.5200
                                 8/19/03            2,000             2.8200
                                 8/18/03            2,000             2.6250
                                 7/14/03           65,000-             *DO
                     GABELLI FUNDS, LLC.
                         GABELLI SMALL CAP GROWTH FUND
                                 8/22/03            9,000             2.8144


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.